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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Incentive and Non-Qualified Stock Option Plan of Cryenco Sciences, Inc. of our reports dated November 22, 1995, with respect to the consolidated financial statements and schedule of Cryenco Sciences, Inc. included in the Annual Report (Form 10-K) for the year ended August 31, 1995.


                                        ERNST & YOUNG LLP



Denver, Colorado
February 29, 1996